Exhibit 99

VF Announces Sales and Earnings Guidance for 2006

    GREENSBORO, N.C.--(BUSINESS WIRE)--Dec. 14, 2005--VF Corporation
(NYSE: VFC):

    --  Reaffirms EPS guidance of approximately $4.65 for 2005

    --  Establishes EPS guidance for 2006 of approximately $4.95

    -- 2006 sales expected to rise 4-5%, excluding additional acquisitions

    VF Corporation (NYSE: VFC), a global leader in branded apparel, reaffirmed sales and earnings guidance for 2005 and established sales and earnings guidance for 2006, concurrent with its investor meeting to be held today. All estimates exclude the impact of adopting FASB Statement 123(R), which requires the recognition of costs for stock options.
    The Company is maintaining its expectation for an increase in earnings of about 10% for 2005 to approximately $4.65 per share. Sales for 2005 should rise 5 to 6%. Consistent with guidance issued on October 21, 2005, the Company expects sales in the fourth quarter to rise about 2%, while earnings per share should be flat to up slightly over the $1.10 reported in the same period a year ago.
    For 2006, the Company anticipates sales growth of about 4 to 5%, excluding any additional acquisitions. Net earnings on a fully diluted basis are expected to increase about 6% to approximately $4.95 per share, also excluding any additional acquisitions.
    "We're very pleased to be on track to report a record year in sales and earnings in 2005 and to build upon that success for another record year in 2006," said Mackey J. McDonald, chairman and chief executive officer. "We will continue to leverage our strong cash flows from our current portfolio to deliver growth in our lifestyle brands, while also continuing to search for acquisitions that fit our strategic vision and meet our financial criteria."
    Management will provide additional details about its 2006 outlook when it releases full year 2005 financial results on February 8, 2006.
    VF is webcasting its investor meeting today from 8:30 a.m. EST until noon. Interested parties can access the webcast through the Company's web site, www.vfc.com.

    Cautionary Statement on Forward-looking Statements

    Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; the financial strength and competitive conditions, including consolidation, of our customers and of our suppliers; actions of competitors, customers, suppliers and service providers that may impact the Company's business; the Company's ability to make and integrate acquisitions successfully; the Company's ability to achieve expected sales and earnings growth from ongoing businesses and acquisitions; the Company's ability to achieve its planned cost savings; natural disasters; terrorist actions; and the impact of economic and political factors in the markets where the Company competes, such as recession or changes in interest rates, currency exchange rates, price levels, capital market valuations and other factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

    About the Company

    VF Corporation is a leader in branded apparel including jeanswear, outdoor products, intimate apparel, image apparel and sportswear. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Nautica(R), John Varvatos(R), JanSport(R), Eastpak(R), The North Face(R), Vans(R), Reef(R), Napapijri(R), Kipling(R), Lee Sport(R) and Red Kap(R).
    VF Corporation's press releases, annual report and other information can be accessed through the Company's home page, www.vfc.com.

    CONTACT: VF Services, Inc.
             Cindy Knoebel, 212-841-7141 or 336-424-6189